Exhibit 99.1

                            TEXT OF PRESS RELEASE
                            ---------------------


        THE INTERGROUP CORPORATION ANNOUNCES THAT IT WILL END DUAL LISTING AND MAINTAIN PRINCIPAL LISTING WITH NASDAQ CAPITAL MARKET


Los Angeles-March 28, 2007 - The InterGroup Corporation (NASDAQ: INTG) today announced that, on March 23, 2007, the Company received a letter from the NYSE Regulation staff indicating that, under NYSE Arca Equities, Inc. Rule 5.5(b), the Company fails to comply with the new minimum stockholders' equity requirement for continued listing of its common stock on NYSE Arca, Inc.

The Company maintains the principal listing of its common stock on the NASDAQ Capital Market. Due a change in the NYSE Arca continued listing standards and a scheduled increase in listing fees, the Board of Directors determined that the Company should only maintain its principal listing on the NASDAQ Capital Market and will withdraw its listing from NYSE Arca.

Statements in this release which are not historical facts are "forward looking statements" and "safe harbor statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including risks and/or uncertainties as described in the Company's public filings with the Securities and Exchange Commission.


CONTACT:

    for The InterGroup Corporation
    Michael G. Zybala, (310) 466-7961